NUMBER                                                                 SHARES

YT

                               YOUTICKET.COM INC.
                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
                           INCORPORATED UNDER THE LAWS
                             OF THE STATE OF NEVADA
                                   COMMON STOCK                CUSIP 987823 10 1

THIS CERTIFIES THAT:




is owner of

         FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.0001
PAR VALUE EACH OF    YOUTICKET.COM INC.   transferable on the books of the
Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:                              COUNTERSIGNED:

                                          OLDE MONMOUTH STOCK TRANSFER CO., INC.
                               77 MEMORIAL PARKWAY, ATLANTIC HIGHLANDS, NJ 07716
                                                                  TRANSFER AGENT

                                    BY:


                                                           AUTHORIZED SIGNATURE




                  SECRETARY